Exhibit 4(b)(2)

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 15, 2006, is executed by and among BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders under the Credit Agreement referred to below (the “Agent”) and individually as a Lender, IMPERIAL SUGAR COMPANY, a Texas corporation (the “Parent” and one of the Borrowers), and the other Borrowers and Obligated Parties which are signatories hereto below.

R E C I T A L S:

A. The Parent and certain of its Subsidiaries, as Borrowers, and Bank of America, N.A., as the Agent and a Lender, are parties to that certain Amended and Restated Credit Agreement dated as of December 1, 2004 (as amended by that certain Omnibus Amendment dated effective as of January 1, 2006 among the Obligated Parties, the Agent, and Bank of America, N.A. as the sole Lender and as further amended or modified from time to time, the “Credit Agreement”) pursuant to which, among other things, the Lender has made a revolving credit facility available to the Borrowers.

B. The parties hereto now desire to amend the Credit Agreement to reduce the Maximum Revolver Amount.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings therefor set forth in the Credit Agreement.

2. Amendment to Annex A to the Credit Agreement. The definition of the term “Maximum Revolver Amount” contained in Annex A to the Credit Agreement is hereby amended to read in its entirety as follows:

“Maximum Revolver Amount” means $100,000,000.

3. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the Obligated Parties, the Agent, and Lenders agrees that the Credit Agreement as amended hereby and the Loan Documents shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms.

4. Representations and Warranties. Each Obligated Party hereby represents and warrants to Agent and Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery, and performance of this Amendment have been authorized by all requisite action on the part of such Obligated Party and will not violate such Obligated Party’s organizational or governing documents, (b) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and in the Loan Documents are correct in all material respects on and as of the date hereof except for such representations and warranties limited by their terms to a specific date, and (c) after giving effect to this Amendment, no Default or Event of Default exists.

5. Survival of Representations and Warranties. All representations and warranties of the Obligated Parties made in this Amendment, the Credit Agreement, or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by Agent or any Lender, or

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 1

any closing, shall affect the representations and warranties or the right of Agent and Lenders to rely upon them.

6. Reference to Credit Agreement. The Credit Agreement and each of the Loan Documents, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such agreements, documents, and instruments, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

7. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

8. Effect of Amendment. The effect of any waiver contained in the Credit Agreement as amended is expressly limited as provided therein, and, in order to induce Agent and Lenders to agree to any such waiver, each of the Obligated Parties agrees that such waiver shall not constitute or be deemed a waiver of any other Default or Event of Default, now existing or hereafter arising, or a waiver of any rights or remedies arising as a result of any such other Default or Event of Default. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant, condition, or duty by any Obligated Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty.

9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S.

10. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

11. Successors and Assigns. This Amendment shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns and is binding upon the Borrowers and the other Obligated Parties and their successors and assigns; provided, however, that none of the Borrowers or other Obligated Parties may assign or transfer any of its obligations hereunder without the prior written consent of the Agent and the Lenders.

12. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

13. Entire Agreement. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AMENDMENT AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the day and year first above written.

IMPERIAL SUGAR COMPANY

By:	/s/ H. P. Mechler
Name:	H. P. Mechler
Title:	Senior Vice President and Chief Financial Officer

FORT BEND UTILITIES COMPANY

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

HOLLY FINANCE COMPANY

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	Senior Vice President

IMPERIAL DISTRIBUTING, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	Senior Vice President

IMPERIAL SWEETENER DISTRIBUTORS, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 3

IMPERIAL-SAVANNAH LP

By:	Savannah Molasses & Specialties Company
Title:	General Partner

	By:	/s/ William F. Schwer
	Name:	William F. Schwer
	Title:	President

RAGUS HOLDINGS, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH FOODS INDUSTRIAL, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

BIOMASS CORPORATION

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

DIXIE CRYSTALS FOODSERVICE, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

ICUBE, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 4

IMPERIAL HOLLY CORPORATION

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

MENU MAGIC FOODS, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH FOODS & INDUSTRIES, INC.

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	Senior Vice President

SAVANNAH INVESTMENT COMPANY

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH MOLASSES & SPECIALTIES COMPANY

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SAVANNAH SUGAR REFINING CORPORATION

By:	/s/ William F. Schwer
Name:	William F. Schwer
Title:	President

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 5

AGENT:

BANK OF AMERICA, N.A., as the Agent and sole Lender under the Credit Agreement

By:	/s/ Stephen J. King
Name:	Stephen J. King
Title:	Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 6